Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to this joint filing of the Schedule 13G for the Common Stock, par value $0.001 per share, of LivePerson, Inc.

Dated: January 6, 2016

DESTRIER CAPITAL MANAGEMENT LLC

By: /s/ Michael Pollack
Michael Pollack, Managing Member

DESTRIER MASTER FUND, LP
By: Destrier Capital Partners GP, LLC, its general partner

By: /s/ Michael Pollack
Michael Pollack, Managing Member

DESTRIER CAPITAL PARTNERS GP, LLC

By: /s/ Michael Pollack
Michael Pollack, Managing Member

MICHAEL POLLACK

/s/ Michael Pollack